EXHIBIT 99

PRESS RELEASE

Scripps Networks Interactive provides financial forecast for third quarter

For immediate release	(NYSE: SNI)
July 24, 2008

CINCINNATI – Scripps Networks Interactive Inc., the parent company of such popular television and Internet lifestyle brands as HGTV, Food Network and DIY Network, today provided financial forecasts for the third quarter and affirmed its previously issued pro forma guidance for the full-year 2008.

Scripps Networks Interactive began operations as a separate publicly traded company on July 1 following its spin-off from The E. W. Scripps Company. Second-quarter results for the businesses operated by Scripps Networks Interactive were reported today in a separate press release issued by E. W. Scripps.

Third-quarter financial forecasts for Scripps Networks Interactive businesses, by operating segment, are as follows:

Lifestyle Media

Total revenue is expected to be up 5 to 7 percent. Total revenue growth for the full-year 2008, on a pro-forma basis, is expected to reach the upper end of the previously issued guidance of 8 to 10 percent. Total expenses are expected to increase year-over-year by a mid to high single digit percentage.

In addition to HGTV, Food Network and DIY Network, the company’s Lifestyle Media segment includes Fine Living Network, country music network Great American Country, and SN Digital, the segment’s growing portfolio of food- and shelter-oriented interactive businesses. SN Digital brands include FoodNetwork.com, HGTV.com, DIYNetwork.com, RecipeZaar.com, FrontDoor.com, HGTVPro.com and UpMyStreet.com.

Interactive Services

Combined segment profit is expected to be $8 to $10 million during the third quarter. Full-year segment profit is expected to be $55 to $65 million, on a pro forma basis, as previously forecast.

The company’s Interactive Services segment includes its leading online comparison shopping businesses, Shopzilla, BizRate and uSwitch.

Earnings per share

Third-quarter earnings per share from continuing operations, excluding spin-off related costs, are expected to be between 35 and 38 cents.

Other items

The company also provided its third-quarter forecast for other items as follows:

Corporate expenses: $10 to $12 million, excluding costs related to the company’s spin-off from E. W. Scripps.

Minority interest: $18 to $19 million.

Capital expenditures: $30 million.

Tax rate: 33 to 34 percent.

Debt and quarterly dividend.

Net debt was $275 million on July 1.

The company expects to initially set its quarterly dividend at about 7.5 cents per share on approximately 163 million shares outstanding.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page 23 of its Form 10 information statement that was filed June 11, 2008, with the Securities and Exchange Commission.

The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive

Scripps Networks Interactive Inc. is the leading developer of lifestyle-oriented content for television and the Internet, where on-air programming is complemented with online video, social media areas and e-commerce components on companion Web sites and broadband vertical channels. The company’s media portfolio includes: Lifestyle Media, with popular lifestyle television and Internet brands HGTV, Food Network, DIY Network, Fine Living Network and country music network Great American Country; and Interactive Services, with leading online comparison shopping services, Shopzilla and uSwitch.

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Contact: Mark Kroeger, Scripps Networks Interactive Inc., 4513-824-3227

Email: mark.kroeger@scrippsnetworks.com